UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2005

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-06446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The descriptions of the Indenture and Registration Rights Agreement in Item 2.03 of this Form 8-K are incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation.

On December 9, 2005, Kinder Morgan Finance Company, ULC (“Finance Company”), an Alberta unlimited liability corporation and an indirect wholly owned subsidiary of Kinder Morgan, Inc. (“KMI”), issued $750,000,000 aggregate principal amount of 5.35% notes due 2011, $850,000,000 aggregate principal amount of 5.70% notes due 2016 and $550,000,000 aggregate principal amount of 6.40% notes due 2036. The notes of each series are fully and unconditionally guaranteed by KMI. The net proceeds from the notes were distributed to another subsidiary of KMI to repay in full the short-term bank loan incurred to finance the cash portion of the consideration for KMI’s acquisition of Terasen Inc. on November 30, 2005. The notes were sold in a private placement pursuant to a Purchase Agreement, dated December 6, 2005, among Finance Company, KMI and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the several initial purchasers named in the Purchase Agreement, and resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The notes are governed by an Indenture, dated December 9, 2005, among Finance Company, KMI and Wachovia Bank, National Association, as trustee. The 2011 notes will mature on January 5, 2011, the 2016 notes will mature on January 5, 2016 and the 2036 notes will mature on January 5, 2036, unless sooner redeemed. Interest on the 2011 notes will accrue at the rate of 5.35% per year. Interest on the 2016 notes will accrue at the rate of 5.70% per year. Interest on the 2036 notes will accrue at the rate of 6.40% per year. Interest on the notes of each series will be payable semiannually in arrears on January 5 and July 5 of each year, commencing on July 5, 2006. Each series of notes is the senior unsecured indebtedness of Finance Company, ranks equally and ratably in right of payment with each other series and all of Finance Company’s other senior unsecured and unsubordinated indebtedness from time to time outstanding and is senior in right of payment to all of Finance Company’s subordinated indebtedness. Each series of notes is guaranteed on a senior unsecured basis by KMI, which guarantees rank equally and ratably with each other and all other unsecured and unsubordinated indebtedness of KMI from time to time outstanding, and are effectively junior in right of payment to any future secured indebtedness of KMI and to all indebtedness and other liabilities of KMI’s subsidiaries, other than Finance Company.

All payments made by Finance Company in respect of the notes of any series or by KMI under its guarantee will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of any nature imposed or levied by or on behalf of Canada or any political subdivision or authority thereof or therein having power to tax (“Taxes”), unless Finance Company is, or KMI under its guarantee is, required by law or by the interpretation or administration thereof by the relevant government authority or agency to withhold or deduct such Taxes. If Finance Company is, or KMI under its guarantee is, so required to withhold or deduct any amount for or on account of Taxes (or if a holder properly pays such Taxes directly as a result of (1) such holder being exempt from withholding as a result of its status for Canadian federal income tax purposes, or (2) Finance Company’s failure, or KMI’s failure under its guarantee, to properly withhold or deduct such Taxes), Finance Company or KMI under its guarantee, as the case may be, will make the required withholding or deduction, make payment of the amount so withheld or deducted to the appropriate government authority and pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amounts received by the holders after the withholding or deduction (including any withholding or deduction from such Additional Amounts) (or after the proper payment of such Taxes directly by the holder (including such Taxes on Additional Amounts)) will not be less than the amounts of principal, interest and premium which would have been received in respect of the notes in the absence of the withholding or deduction (or proper payment of Taxes).

In the Indenture, any of the following is an Event of Default with respect to the notes of any series:

•

Finance Company’s failure to pay the principal of or premium, if any, on any notes of that series when due;

•

Finance Company’s failure to pay interest or Additional Amounts, if any, on any notes of that series for 30 days;

•

failure to perform, or breach of, any term, covenant or warranty of Finance Company’s or KMI’s, as applicable, in the Indenture, other than a term, covenant or warranty a default in the performance of which has expressly been included in the Indenture solely for the benefit of series of notes other than that series, that continues for 90 days after being given written notice;

•

Finance Company’s or KMI’s bankruptcy, insolvency or reorganization; or

•

failure to keep KMI’s full and unconditional guarantee with respect to that series in place.

If an Event of Default with respect to a series of notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding notes of that series may declare the principal of all the notes of that series to be due and payable. When such declaration is made, such amount will be immediately due and payable. The holders of a majority in principal amount of the outstanding notes of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest or Additional Amounts, if any, that has become due solely as a result of acceleration.

Finance Company, KMI and the initial purchasers also entered into a Registration Rights Agreement, dated December 9, 2005. Pursuant to the Registration Rights Agreement, Finance Company and KMI will agree to use their reasonable efforts to:

•

file with the Securities and Exchange Commission, no later than 120 days after the closing date of the notes offering, an exchange offer registration statement under the Securities Act for registered notes of each series, called exchange notes, to be exchanged for the notes of that series; and

•

cause the registration statement for these exchange notes to become effective no later than 210 days after the closing date.

The Registration Rights Agreement provides that Finance Company and KMI, in specified circumstances, will use their reasonable efforts to file a shelf registration statement for resales of the notes and will pay liquidated damages on the notes of each series upon the occurrence of specified events.

The foregoing descriptions of the Purchase Agreement, the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the respective agreements which are filed as Exhibits 99.1, 4.1 and 4.3, respectively, to this Form 8-K and incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

4.1

Indenture, dated December 9, 2005, among Kinder Morgan Finance Company, ULC, Kinder Morgan, Inc. and Wachovia Bank, National Association, as Trustee.

4.2

Form of note (contained in the Indenture filed as Exhibit 4.1).

4.3

Registration Rights Agreement, dated December 9, 2005, among Kinder Morgan Finance Company, ULC, Kinder Morgan, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

99.1

Purchase Agreement, dated December 9, 2005, among Kinder Morgan Finance Company, ULC, Kinder Morgan, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the several initial purchasers.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated:  December 15, 2005

By:  /s/ Joseph Listengart

Joseph Listengart

Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated December 9, 2005, among Kinder Morgan Finance Company, ULC, Kinder Morgan, Inc. and Wachovia Bank, National Association, as Trustee.
4.2	Form of note (contained in the Indenture filed as Exhibit 4.1).
4.3

Registration Rights Agreement, dated December 9, 2005, among Kinder Morgan Finance Company, ULC, Kinder Morgan, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

99.1

Purchase Agreement, dated December 9, 2005, among Kinder Morgan Finance Company, ULC, Kinder Morgan, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the several initial purchasers.